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                                                                    Exhibit 21.1

                        SUBSIDIARIES OF THE REGISTRANT


Company Name                                     Jurisdiction of Organization

Astea AB (formerly Abalon AB)                    Sweden
Astea FSC                                        Barbados
Astea GmbH                                       Germany
Astea International (AUST) PTY LTD               New South Wales
Astea Israel Ltd.                                Israel
Astea Service and Distribution Systems Ltd.      England
Astea Sarl                                       France
Astea Service and Distribution Systems B.V.      Netherlands
Astea Technology Inc.                            Delaware
Bendata, Inc.                                    Colorado
Bendata (UK) Limited LLC                         Colorado
Group Technologies, Inc.                         Delaware
Network Data, Inc.                               Delaware
Virtual Service Corporation                      Delaware